    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997


                                                      Registration No. 333-36355

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                  SOLUTIA INC.
             (Exact name of Registrant as specified in its Charter)


                DELAWARE                                   28                                  43-1781797
    (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
     incorporation or organization)           Classification Code Number)                 Identification No.)


                         ------------------------------

                             10300 Olive Boulevard,
                                 P.O. Box 66760
                         St. Louis, Missouri 63166-6760
                                 (314) 674-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                            Karl R. Barnickol, Esq.
                                General Counsel
                                  Solutia Inc.
     10300 Olive Boulevard, P.O. Box 66760, St. Louis, Missouri 63166-6760
                                 (314) 674-1000
         (Address, including zip code, and telephone number, including area code, of agent for service of process)
                         ------------------------------

                                with copies to:

                 Eric S. Robinson, Esq.                                     Robert M. Thomas, Jr., Esq.
             Wachtell, Lipton, Rosen & Katz                                     Sullivan & Cromwell
                   51 West 52nd Street                                           125 Broad Street
                New York, New York 10019                                     New York, New York 10004
                     (212) 403-1000                                               (212) 558-4000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement is declared effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                            PROPOSED       PROPOSED MAXIMUM
                                                                            MAXIMUM           AGGREGATE         AMOUNT OF
               TITLE OF EACH CLASS OF                    AMOUNT TO       OFFERING PRICE        OFFERING        REGISTRATION
            SECURITIES TO BE REGISTERED                BE REGISTERED      PER UNIT(1)          PRICE(1)           FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Debt Securities.....................................    $600,000,000          100%           $600,000,000      $181,819(3)
===========================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee.

(2) Calculated pursuant to Rule 457.

(3) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS:


EXHIBIT
  NO.                                          DESCRIPTION
-------    -----------------------------------------------------------------------------------
 1(a)      Form of Underwriting Agreement relating to the Notes and the 2037 Debentures
 1(b)      Form of Underwriting Agreement relating to the 2027 Debentures
 2         Distribution Agreement**
 3(a)      Restated Certificate of Incorporation of the Company**
 3(b)      By-Laws of the Company**
 4(a)      Rights Agreement (incorporated by reference to Exhibit 4 of the Company's
           Registration Statement on Form 10 filed on August 7, 1997 (the "Form 10"))
 4(b)      Form of Indenture**
 4(c)      Form of Note**
 4(d)      Form of 2027 Debenture**
 4(e)      Form of 2037 Debenture**
 5         Opinion of Karl R. Barnickol, General Counsel of the Company regarding legality of the Securities**
10(a)      Employee Benefits Allocation Agreement**
10(b)      Tax Sharing and Indemnification Agreement**
10(c)      Solutia Inc. Management Incentive Replacement Plan**
10(d)      Solutia Inc. 1997 Stock-Based Incentive Plan**
10(e)      Solutia Inc. Non-Employee Director Compensation Plan**
10(f)      $800,000,000 Credit Agreement, dated as of August 14, 1997, among Solutia Inc., the initial lenders named therein, Bank of America National Trust and Savings
           Association ("Bank of America") and Citibank, N.A. ("Citibank")**
10(g)      $400,000,000 Credit Agreement, dated as of August 14, 1997, among Solutia Inc., the initial lenders named therein, Bank of America and Citibank**
10(h)      Form of Employment Agreement with Named Executive Officers**
10(i)      Form of Employment Agreement with other executive officers**
12         Computation of ratio of earnings to fixed charges**
21         Subsidiaries of the Company**
23(a)      Consent of Deloitte & Touche LLP
23(b)      Consent of Karl R. Barnickol, General Counsel of the Company (included in Exhibit 5 above)**
24(a)      Powers of Attorney**
25         Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank,
           as Trustee under the Indenture**
27         Financial Data Schedule**


---------------

** Previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 13, 1997.


                                          SOLUTIA INC.

                                          By:     /s/ ROBERT A. CLAUSEN
                                             -----------------------------------
                                                      Robert A. Clausen
                                                  Senior Vice President and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to its registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                    TITLE                           DATE
-----------------------------------------   ----------------------------------------   -----------------
*                                           Chairman, Chief Executive Officer and       October 13, 1997
-----------------------------------------   Director (Principal Executive Officer)
Robert G. Potter

*                                           President and Director                      October 13, 1997
-----------------------------------------
John C. Hunter III

          /s/ ROBERT A. CLAUSEN             Senior Vice President and Chief             October 13, 1997
-----------------------------------------   Financial Officer (Principal Financial
            Robert A. Clausen               Officer)

*                                           Vice President and Controller (Principal    October 13, 1997
-----------------------------------------   Accounting Officer)
Roger S. Hoard

*                                           Director                                    October 13, 1997
-----------------------------------------
Robert T. Blakely

*                                           Director                                    October 13, 1997
-----------------------------------------
Joan T. Bok

*                                           Director                                    October 13, 1997
-----------------------------------------
Paul H. Hatfield

*                                           Director                                    October 13, 1997
-----------------------------------------
Robert H. Jenkins

*                                           Director                                    October 13, 1997
-----------------------------------------
Howard M. Love

*                                           Director                                    October 13, 1997
-----------------------------------------
Frank A. Metz

*                                           Director                                    October 13, 1997
-----------------------------------------
William D. Ruckelshaus

*                                           Director                                    October 13, 1997
-----------------------------------------
John B. Slaughter


* Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                                /s/ KARL R. BARNICKOL

                                          --------------------------------------
                                          Name:      Karl R. Barnickol
                                                     Attorney-in-fact

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                    DESCRIPTION
-------    -------------------------------------------------------------------------
 1(a)      Form of Underwriting Agreement relating to the Notes and the 2037
           Debentures
 1(b)      Form of Underwriting Agreement relating to the 2027 Debentures
 2         Distribution Agreement**
 3(a)      Restated Certificate of Incorporation of the Company**
 3(b)      By-Laws of the Company**
 4(a)      Rights Agreement (incorporated by reference to Exhibit 4 of the Company's egistration Statement on Form 10 filed on August 7, 1997 (the "Form 10"))
 4(b)      Form of Indenture**
 4(c)      Form of Note**
 4(d)      Form of 2027 Debenture**
 4(e)      Form of 2037 Debenture**
 5         Opinion of Karl R. Barnickol, General Counsel of the Company regarding legality of the Securities**
10(a)      Employee Benefits Allocation Agreement**
10(b)      Tax Sharing and Indemnification Agreement**
10(c)      Solutia Inc. Management Incentive Replacement Plan**
10(d)      Solutia Inc. 1997 Stock-Based Incentive Plan**
10(e)      Solutia Inc. Non-Employee Director Compensation Plan**
10(f)      $800,000,000 Credit Agreement, dated as of August 14, 1997, among Solutia
           Inc., the initial lenders named therein, Bank of America National Trust and Savings Association ("Bank of America") and Citibank, N.A.
           ("Citibank")**
10(g)      $400,000,000 Credit Agreement, dated as of August 14, 1997, among Solutia
           Inc., the initial lenders named therein, Bank of America and Citibank**
10(h)      Form of Employment Agreement with Named Executive Officers**
10(i)      Form of Employment Agreement with other executive officers**
12         Computation of ratio of earnings to fixed charges**
21         Subsidiaries of the Company**
23(a)      Consent of Deloitte & Touche LLP
23(b)      Consent of Karl R. Barnickol, General Counsel of the Company (included in
           Exhibit 5 above)**
24(a)      Powers of Attorney**
25         Statement of Eligibility and Qualification on Form T-1 of The Chase
           Manhattan Bank, as Trustee under the Indenture**
27         Financial Data Schedule**


---------------

** Previously filed